UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2020

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 7.01	Regulation FD

On September 24, 2020, Tauriga Sciences, Inc. (the “Company”) entered into (i) a License Agreement (“License”) with Think BIG, LLC, a Los Angeles based company (“Think BIG”), (ii) a Professional Services Agreement (the “PSA”) with Willie C. Mack, Jr., CEO of Think BIG and (iii) a Professional Services Agreement (“PSA 2”) with Christopher J. Wallace, a co-founder of Think BIG (each of Willie C. Mack, Jr. and Christopher J. Wallace referred to herein as a “Brand Ambassador”), with the collective intent to enhance sales and marketing of the Company’s product lines, including its proprietary Rainbow Deluxe Sampler Pack (“Rainbow Pack”), and any co-branded products created by the parties to the License and each of the PSAs (the “Co-Branded Products”).

The term of the License is for a period of two years from September 24, 2020 (the “Effective Date”), unless earlier terminated by either party pursuant to the terms thereunder. The term of each of the PSA and the PSA 2 shall commence on the Effective Date and end on the earlier of (i) the two-year anniversary thereof; (ii) the termination for any reason of the License; or (iii) the earlier termination of the PSA Agreement pursuant to the terms thereunder.

The licensing arrangement permits for cross licensing, brand building, e-commerce customer acquisition efforts, retail customer acquisition efforts, enhanced social media presence, public relations & visibility strategies, as well as potential outreach to celebrities, and various other types of in-kind services in order to increase both Company revenue and customer acquisition efforts. The License will also allow for future joint development projects that will leverage the iconic “Frank White” brand and likeness/intellectual property (to which Think Big has the intellectual property rights).

Under the terms of the License, the Company shall pay to Think BIG a royalty of 12% in year one and 13% in year two of the License, based on net sales, payable on or before the 15th day of each calendar month for the immediately preceding calendar month. In addition, the Company shall pay to Think BIG, a quarterly marketing fee for a period of twelve months in the amount $15,000 per quarter (for an aggregate total of $60,000), the first payment of which shall be paid by the Company within 10 days of the entry into the License, and then on or about each 90th day thereafter during the term of the License until the aggregate total has been reached.

Under each of the PSA and the PSA 2, each Brand Ambassador shall provide promotional and marketing services (“Services”) to the Company during the term of the respective PSAs, subject to the terms and conditions set forth therein, in connection with the Co-Branded Products and any co-developed products; and perform their individual marketing and promotional services set forth under the PSA and the PSA 2, respectively, and each of the exhibits annexed thereto.

As consideration for each Brand Ambassador’s Services set forth under their respective PSAs, the Company agrees to issue each Brand Ambassador 1,500,000 restricted shares of the Company’s common stock, which will be issued as compensation upon execution of the PSA and PSA 2. In the event that the applicable PSA has not previously been terminated, following the one-year anniversary of the Effective Date, an additional 1,500,000 restricted shares of Company’s common stock shall be issued to each Brand Ambassador, subject to the satisfaction of the terms of such additional services and/or criteria to be mutually agreed upon by the parties to the PSA and/or the PSA 2, as the case may be.

The foregoing description of the License, the PSA and the PSA 2 does not purport to be complete and are qualified in their entirety by reference to the License, the PSA and the PSA 2, which are filed as exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.

Item 9.01	Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	License Agreement between Think Big, LLC and Tauriga Sciences, Inc., dated September 24, 2020

10.2	Professional Services Agreement between Willie C. Mack, Jr. and Tauriga Sciences, Inc., dated September 24, 2020

10.3	Professional Services Agreement between Christopher J. Wllace and Tauriga Sciences, Inc., dated September 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer